Exhibit 99.1

XTENT Inc. Receives Conditional Approval for Investigational Device Exemption of Custom NX®  Drug Eluting Stent System from United States Food and Drug Administration

MENLO PARK, Calif., June 4, 2009 - XTENT, Inc. (Nasdaq:XTNT) today announced that the Company received conditional approval from the United States Food and Drug Administration (FDA) for an Investigational Device Exemption (IDE) authorizing it to begin its pivotal clinical program, composed of two pivotal trials called CUSTOM IV and CUSTOM IV Angio to support the approval in the United States of its Custom NX®  Drug Eluting Stent (DES) System. The conditional approval requires the Company to address some technical issues about which the FDA has questions prior to granting full approval.

“This conditional approval further demonstrates the progress made in the development of a truly revolutionary drug eluting stent system,” said Greg Casciaro, President and Chief Executive Officer of XTENT, Inc.  “I want to recognize each and every XTENT employee, and especially Dr. Philippe Marco, our Vice President of Quality Assurance, Clinical and Regulatory Affairs, for their dedication and efforts in introducing a new drug and coating formulation along with a new delivery platform through this regulatory process.  We also must credit the active participation and support of our BA-9/PLA licensor, Biosensors.”

“This is a significant milestone for a technology that was designed to treat today’s complex patient population that presents with multi-vessel coronary artery disease and/or long lesions,” said Martin B. Leon, M.D., Associate Director of the Center for Interventional Vascular Therapy, New York-Presbyterian Hospital/Columbia University Medical Center.  “It will be a missed opportunity if this technology does not carry forward in development quickly as it not only potentially fills the unmet clinical needs we have today, but it may also address the increasing cost pressures faced by the global healthcare system by potentially reducing the total procedural cost for coronary stenting.”

 “This is a bitter sweet announcement because of the timing,” added Casciaro.  “Although the Company’s Board of Directors has approved a plan of complete liquidation and dissolution, we will continue to consider any reasonable alternative strategic proposals presented to us prior to the upcoming shareholder meeting.”

The Company previously announced on May 15, 2009 that its board of directors has unanimously approved a plan of complete liquidation and dissolution of the Company subject to stockholder approval.  XTENT intends to hold a special meeting of stockholders on July 9, 2009 at its principal offices located at 125 Constitution Drive, Menlo Park, California to seek approval of the plan of complete liquidation and dissolution.

About XTENT

XTENT, Inc. is a medical device company focused on developing and commercializing innovative customizable drug eluting stent (“DES”) systems for the treatment of coronary artery disease (“CAD”). CAD is the most common form of cardiovascular disease and the number one cause of death in the United States and Europe. XTENT® Custom NX® DES Systems are designed to enable the treatment of single lesions, long lesions and multiple lesions of varying lengths and diameters, in one or more arteries with a single device.

For further information, please visit our website at http://www.xtentinc.com/.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning XTENT’s proposed liquidation and dissolution and its products.  Actual results may differ materially from the results predicted. We believe that these potential risks and uncertainties include the possibility that the FDA does not grant XTENT full approval for its clinical trial and that no reasonable strategic alternatives to the dissolution and liquidation of XTENT become available. Statements in this release should be evaluated in light of these important factors.  More information about these and other important factors that could affect our business and financial results is included in the “Risk Factors” section of our quarterly report on Form 10-Q and the preliminary proxy, both of which were filed with the SEC on May 15, 2009.

Contact:

Ronald Austin
General Counsel
650-433-4834
raustin@xtentinc.com